Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS

FOR THE QUARTER ENDED MAY 31, 2019

Midlothian, TX. June 24, 2019 -- Ennis, Inc. (the “Company"), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2019.  Highlights include:

•	Revenues increased $7.3 million, or 7.2% on a sequential quarter basis and $14.6 million, or 15.6% on a comparative quarter basis.
•	Earnings per diluted share for the current quarter were $0.37 compared to $0.36 for the comparable quarter last year.

Financial Overview

The Company’s revenues for the first quarter ended May 31, 2019 were $108.0 million compared to $93.4 million for the same quarter last year, an increase of $14.6 million, or 15.6%.  Gross profit margin ("margin") was $32.7 million for the quarter, or 30.3%, as compared to $30.2 million, or 32.3% for the first quarter last year.  Net earnings for the quarter were $9.6 million, or $0.37 per diluted share compared to $9.2 million, or $0.36 per diluted share, for the first quarter last year.

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “We are pleased with our performance for the first quarter of fiscal year 2020.  Our gross profit margin showed a nice improvement over the sequential quarter increasing from 28.9% to 30.3%, as did EBITDA which increased over the sequential quarter from $15.4 million to $17.7 million, representing 15.3% and 16.4% of sales, respectively.  Our acquisitions continued to perform adding approximately $19.3 million to our comparable sales and $0.04 to our comparable earnings per diluted share. The paper supply has loosened because of the influx of imports due to the strengthening of the U.S. dollar, resulting in more paper pricing stability.  With cash on hand we repurchased over 62,000 shares of our common stock in the market at an average price of $19.54 per share during the current quarter.  During the quarter we also adopted the recent lease accounting pronouncement (ASU 2016-02 – topic 842) which pertains to the recognition of right-to-use assets and operating lease liabilities on our balance sheet.  The impact of the adoption were increases to both our assets and liabilities by approximately $18 million, which had little impact on our balance sheet overall.  We believe we continue to have one of the strongest balance sheets in the industry, with low debt and significant cash.  With our low debt level and profitability, we don’t have any issues with the current deductibility of our interest expense under the new tax regulations. Given our financial position, we will continue to explore strategic opportunities as a way to profitably utilize our cash and leverage our balance sheet and when advantageous, repurchase our shares in the marketplace.”

Non-GAAP Reconciliations

To provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations, the Company reports the non-GAAP financial measure of EBITDA (EBITDA is calculated as net earnings from operations before interest expense, tax expense, depreciation, and amortization). From time to time the Company may also report adjusted gross profit margin, adjusted earnings and adjusted diluted earnings per share, each of which is a non-GAAP financial measure.

Management believes that these non-GAAP financial measures provide useful information to investors as a supplement to reported GAAP financial information.  Management reviews these non-GAAP financial measures on a regular basis and uses them to evaluate and manage the performance of the Company’s operations.  In addition, EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit agreement.

Reconciliations of non-GAAP financial measures reported for the quarter to the most directly comparable measures calculated and presented in accordance with GAAP are set forth in the following table.  Other companies may calculate non-GAAP adjusted financial measures differently than Ennis, which limits the usefulness of the non-GAAP measures for comparison with these other companies. While management believes the Company’s non-GAAP financial measures are useful in evaluating Ennis, this information should be considered as supplemental in nature and not as a substitute or an alternative for, or superior to, the related financial information prepared in accordance with GAAP. These measures should be evaluated only in conjunction with the Company’s comparable GAAP financial measures.

The following table reconciles EBITDA, a non-GAAP financial measure, for the first quarter of this year and the first quarter of last year to the most comparable GAAP measure, net earnings (dollars in thousands).

	Three months ended
	May 31,
	2019	2018
Net earnings	$9,632	$9,247
Income tax expense	3,384	3,082
Interest expense	317	261
Depreciation and amortization	4,380	3,450
EBITDA (non-GAAP)	$17,713	$16,040

% of sales	16.4%	17.2%

About Ennis

Since 1909, Ennis has been primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States.  Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors.  Ennis manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes, tags and labels and other custom products.  For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements that may be contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.  These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a competitive environment, the Company’s ability to adapt and expand its services in such an environment and the variability in the prices of paper and other raw materials.  Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2019.  The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Unaudited Condensed Consolidated Financial Information

(In thousands, except share and per share amounts)

	Three months ended
Condensed Consolidated Operating Results	May 31,
	2019	2018
Revenues	$108,033	$93,419
Cost of goods sold	75,337	63,228
Gross profit margin	32,696	30,191
Operating expenses	19,703	17,731
Operating income	12,993	12,460
Other (income) expense	(23)	131
Earnings before income taxes	13,016	12,329
Income tax expense	3,384	3,082
Net earnings	$9,632	$9,247

Weighted average common shares outstanding
Basic	26,028,337	25,333,673
Diluted	26,028,337	25,363,772

Earnings per share
Basic	$0.37	$0.37
Diluted	$0.37	$0.36

	May 31,	February 28,
Condensed Consolidated Balance Sheet Information	2019	2019
Assets
Current Assets
Cash	$87,365	$88,442
Accounts receivable, net	41,876	40,357
Inventories, net	36,826	35,411
Other	1,241	1,955
Total Current Assets	167,308	166,165
Property, plant & equipment, net	55,287	53,134
Operating lease right-of-use assets	18,653	—
Goodwill and intangible assets	143,712	142,906
Other	883	880
Total Assets	$385,843	$363,085
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$15,029	$13,728
Accrued expenses	18,125	17,895
Current portion of operating lease liabilities	5,005	—
Total Current Liabilities	38,159	31,623
Long-term debt	30,000	30,000
Other non-current liabilities	25,420	12,335
Total liabilities	93,579	73,958
Shareholders' Equity	292,264	289,127
Total Liabilities and Shareholders' Equity	$385,843	$363,085

	Three months ended
	May 31,
Condensed Consolidated Cash Flow Information	2019	2018
Cash provided by operating activities	$15,671	$11,890
Cash used in investing activities	(9,661)	(5,937)
Cash used in financing activities	(7,087)	(5,763)
Change in cash	(1,077)	190
Cash at beginning of period	88,442	96,230
Cash at end of period	$87,365	$96,420

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